UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2004

TRIMFAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26675	32-0038621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 City Place Edgewater,New Jersey 07020

(Address of Principal Executive Office) (Zip Code)

(201) 313-5977

(Registrant’s telephone number, including area code)

1200 North Federal Highway, Suite 200, Boca Raton, Florida 33432 (954) 426-0411

(Former Name or Former Address, If Changed Since Last Report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02   Departure of Principal Officers; Election of Directors,

Appointment of Principal Officers

Effective as of September 1, 2004, Michael Magno tendered his resignation as an officer and director of the Company. The resignation was tendered for personal reasons and did not have to do with any disagreement with management  or any disagreement over accounting policies.

As a result of Mr. Magno’s resignation, Ken Hilowitz, our current chief financial officer has agreed to assume the role of chief executive officer. He will also join our Board of Directors.

Gene Foland, the Company’s principal shareholder has also joined the Board of Directors as chairman.

Item 8.01  Other Events:

Upon further review of the operations of United Global Technologies, Inc. we have decided to terminate our Letter of Intent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIMFAST GROUP, INC.

Date: August 31, 2004	By:	/s/ KEN HILOWITZ
Ken Hilowitz President

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